UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 28, 2019

AMAZING ENERGY OIL AND GAS, CO.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-52392
(Commission File No.)

5700 W. Plano Parkway
Suite 3600
Plano, Texas 75903
(Address of principal executive offices and Zip Code)

(972) 233-1244
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective January 28, 2019 Amazing Energy Oil & Gas, Co. (“Amazing” or the “Company”) and Wyatt Petroleum, LLC and Wyatt Permian, LLC (together “Wyatt”) finalized the documentation memorializing the acquisition of certain oil and gas leases by Amazing from Wyatt. Pursuant to the Purchase and Sale Agreement, Amazing acquired working interests in three (3) oil and gas leases identified in the Assignment and Bill of Sale in exchange for a $100,000 cash payment and the issuance of a seller carried note in the amount of one million nine hundred thousand and/no 100 dollars ($1,900,000.00) (the “Note”). The Note has a one-year maturity date and interest shall accrue at seven percent (7%) per annum.

Pursuant to the transaction, Amazing acquired a fifty-six percent (56%) working interest in two (2) leases and a one-hundred percent (100%) working interest in the third lease (collectively the “Leases”). Devon Energy holds a thirty percent (30%) working interest in 2 of the Leases.

Collectively the Leases cover 16,904 gross and 10,501 net effective acres in Lea County, New Mexico. All acreage is held by production and located in the Permian Basin. Currently, 9 wells are operating on the properties, producing approximately 104 boepd of oil per day. Amazing will be the operator of the properties.

The transaction also includes salt water disposal facilities and a fractional working interest in Wyatt’s assets in Mississippi; known as the Chateau Project. The Company plans to convert the salt water disposal facilities for use with commercial disposal capabilities.

The funds used for the down payment were sourced from Amazing’s operating capital. There are no material relationships between Amazing and Wyatt.

ITEM 7.01 Regulation FD Disclosure

On January 22, 2019 Amazing issued a press release entitled “Amazing Energy Announces Transformational Acquisition of Wyatt Energy’s New Mexico Permian Basin Assets.” A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference. The information regarding the press release in this Current Report on Form 8-K (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits

The Purchase and Sale Agreement, Assignment and Bill of Sale and Note are included herewith Exhibits 10.1, 10.2 and 10.3 respectively.

Exhibit No.	Document Description
10.1 10.2 10.3 99.1
Wyatt Purchase and Sale Agreement dated January 1, 2019, effective January 28, 2019.
Wyatt Assignment and Bill of Sale.
AMAZ Promissory Note to Wyatt.
Press Release: “Amazing Energy Announces Transformational Acquisition of Wyatt Energy’s New Mexico Permian Basin Assets.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 31st day of January, 2019.

AMAZING ENERGY OIL AND GAS, CO.

BY:	/s/ Will McAndrew III
Will McAndrew III, CEO